Exhibit 5.2

THE NEW YORK TIMES BUILDING	BEIJING
620 EIGHTH AVENUE	BRUSSELS
NEW YORK, NY 10018-1405	LONDON
TEL 212.841.1000	NEW YORK
FAX 212.841.1010	SAN FRANCISCO
WWW.COV.COM	WASHINGTON

August 6, 2008

Acorda Therapeutics, Inc.

15 Skyline Drive
Hawthorne, New York 10532

Ladies and Gentlemen:

We have acted as counsel to Acorda Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the prospectus, dated August 6, 2008 (the “Base Prospectus”), as supplemented by the prospectus supplement, dated August 6, 2008 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to the registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”) on August 6, 2008 and the offer and sale of up to an aggregate of 4,600,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”).

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.  We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

Based upon the foregoing, we are of the opinion that the Shares, when duly issued and sold as contemplated in the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable.

We are members of the bar of the State of New York.  We do not express any opinion herein on any laws other than the law of the State of New York, the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws, and the Federal law of the United States of America.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement.  We also hereby consent to the reference to our firm under the heading “Legal

Matters” in each of the Base Prospectus and the Prospectus Supplement constituting part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Covington & Burling LLP